CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated November 9, 2000, accompanying the consolidated financial statements incorporated by reference in the Annual Report of NS&L Bancorp, Inc. on Form 10-KSB for the year ending September 30, 2000. We hereby consent to the incorporation by reference of said reports in the registration statement of NS&L Bancorp, Inc. on Form S-8 (File NO. 333-1566, effective February 21, 1996).


/s/ Kirkpatrick, Phillips & Miller


December 26, 2000
Springfield, Missouri